UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 30, 2020

CAREY WATERMARK INVESTORS INCORPORATED
(Exact Name of Registrant as Specified in Charter)

000-54263	26-2145060
(Commission File Number)	(I.R.S. Employer Identification No.)

50 Rockefeller Plaza, New York, NY	10020
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 492-1100
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 — Other Events.

On March 25, 2020, pursuant to Section 36 of the Securities Exchange Act of 1934, the Securities and Exchange Commission issued Order Release No. 34-88465 (the "Order") granting exemptions to registrants subject to the reporting requirements of the Exchange Act Section 13(a) or 15(d) due to circumstances related to the coronavirus disease 2019 (COVID-19).

Due to the circumstances related to COVID-19, Carey Watermark Investors Incorporated (the "Company" or "CWI 1") is relying on the Order with respect to the Company's Form 10-K ("Form 10-K") for the fiscal year ended December 31, 2019. Absent the Order, the Form 10-K is due on March 30, 2020. The Company is unable to file the Form 10-K on a timely basis due to an unexpected delay, outside of the Company's control, of the pending business combination of the Company and Carey Watermark Investors 2 Incorporated ("CWI 2") (the "Proposed Merger"), which had been expected to close by the Form 10-K filing deadline of March 30, 2020 and would have terminated the Company's Form 10-K filing obligation. Due to the restrictions on business activities and gatherings related to the COVID-19 outbreak that have been imposed in New York State, the date and location of the special meetings of stockholders of CWI 1 and CWI 2 previously scheduled to be held in New York City on March 26, 2020 in connection with the Proposed Merger had to be changed to a virtual meeting format to be held on April 8, 2020, therefore delaying the closing of the Proposed Merger. The Company does not expect to file the Form 10-K for the fiscal year ended December 31, 2019 if the Proposed Merger closes as planned after the special meetings of stockholders of CWI 1 and CWI 2, but if the Proposed Merger does not close before the 45-day extension granted by the Order, the Company will file the Form 10-K no later than 45 days after the original due date.

The following risk factors explain how the Company's business could be impacted by COVID-19:

The Current COVID-19 Pandemic

The extent of the effects on the businesses of CWI 1, CWI 2 and the combined company from the current COVID-19 pandemic continue to emerge and cannot be predicted with certainty. Both companies have experienced significant cancellations of rooms and conferences, and the combined company will experience additional cancellations and reduced new bookings until the spread of the virus, or the fear of its spread, subsides. In addition, government-imposed restrictions on travel and large gatherings are affecting the performance of all of our hotels. Moreover, operations will be negatively affected if the hotel employees are quarantined as the result of exposure to the virus. In addition, each company and the combined company are facing significant costs related to temporary reductions in service at their respective hotels or closures of their respective hotels, including as a result of employee terminations or furlough arrangements.

We currently expect that reductions in cash flow and deterioration in hotel performance will likely cause a significant number of the combined company’s hotels to enter cash management agreements with the lenders on our mortgage loan agreements by the end of 2020, absent relief from lenders or government intervention. In addition, approximately $155.5 million of indebtedness of CWI 1 and $121.8 million of indebtedness of CWI 2 is scheduled to mature after the date of this Form 8-K through December 31, 2020. This indebtedness is nonrecourse mortgage indebtedness and CWI 1 and CWI 2 have extension options with respect to a portion of such indebtedness. If the companies are unable to repay, refinance or extend any such indebtedness, the lenders may declare events of default and seek to foreclose on the underlying hotels. We may be forced to sell certain assets, potentially at discounted prices, in order to raise cash to meet our obligations.

These and other effects of the coronavirus are materially and adversely affecting the current business, results of operations, financial condition, cash flows, ability to meet financial covenants under financing arrangements and ability to pay dividends for each of CWI 1, CWI 2 and the combined company, and they are expected to continue to do so for the foreseeable future. The severity of the impact will depend on the duration of these conditions. These conditions could also magnify the adverse effects of the other risks described in the joint proxy statement/prospectus filed on January 13, 2020.

The financial condition and results of operations of CWI 1, CWI 2 and the combined company will depend on access to cash flow from operations, additional debt capital and, possibly, additional equity capital, all of which are subject to the performance of each company’s hotel portfolio as well as general market and economic conditions and other factors, many of which are beyond the control of the companies. Any future equity issuances could be dilutive to shareholders.

The ability of CWI 1, CWI 2 and the combined company to execute their respective business strategies depends on access to an appropriate blend of cash flow from operations and investments, debt financing, including mortgage financing, lines of credit and other forms of secured and unsecured debt, and potentially equity financing, including common equity and preferred equity, the availability of which will be affected by the performance of each company’s hotel portfolio as well as general market and economic conditions and other factors, many of which are beyond the control of the companies. The COVID-19 outbreak has resulted in severe volatility and disruption in the financial markets. There can be no guarantee that financing will be available in sufficient amounts, on favorable terms or at all, and any reduction in available financing may materially adversely affect CWI 1’s, CWI 2’s and the combined company’s financial condition and results of operation. If CWI 1, CWI 2 or the combined company issues additional equity securities, instead of debt, to manage capital needs, the interests of existing shareholders could be diluted.

In light of the impact that the COVID-19 outbreak has had on the business of CWI 1 and CWI 2, there is no assurance as to when the combined company will commence paying distributions.

In light of the impact that the COVID-19 outbreak has had on the business of CWI 1 and CWI 2, and the uncertainty as to the ultimate severity and duration of the outbreak and its effects, CWI 1 and CWI 2 have both announced that they would not pay distributions on their common stock in respect of the quarter ended March 31, 2020 in order to enable each company to retain cash and preserve financial flexibility. After the merger, the board of directors of the combined company will evaluate the continuing and future effects of the COVID-19 outbreak on the financial condition, earnings, debt covenants and other possible needs for cash of the combined company, and applicable law, in considering when to reinstitute distributions in the future and the amounts of any such distributions. Stockholders of the combined company will have no contractual or other legal right to distributions that have not been authorized by the combined company’s board of directors. There can be no assurance when or if distributions will be authorized in the future, and if authorized, whether distributions will be in amounts consistent with distribution amounts or rates historically paid by CWI 1 and CWI 2.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

Carey Watermark Investors Incorporated
Date:	March 30, 2020
		By:	/s/ Noah K. Carter
Noah K. Carter
Chief Accounting Officer